Exhibit 10.5

EXECUTION VERSION

PRIVATE PLACEMENT UNIT SUBSCRIPTION AGREEMENT

This PRIVATE PLACEMENT UNIT SUBSCRIPTION AGREEMENT (this “Agreement”) is made as of November 3, 2021, by and among Lionheart III Corp, a Delaware corporation (the “Company, Nomura Securities International, Inc. (“Nomura”), Northland Securities, Inc. and Drexel Hamilton, LLC (each, a “Subscriber” and together, the “Subscribers”).

WHEREAS, the Subscribers are underwriters in the initial public offering (“IPO”) of the Company;

WHEREAS, in connection with the IPO, the Company has granted the Subscribers a 45-day option from the date of the prospectus filed in connection with the IPO to purchase additional units to cover over-allotments (the “Overallotment Option”); and

WHEREAS, the Company desires to sell to the Subscribers on a private placement basis (the “Sale”) an aggregate of 115,000 private placement units of the Company (the “Base Units”), and up to an additional 10,000 private placement units if the Overallotment Option is exercised in full (the “Additional Units,” and together with the Base Units, the “Private Placement Units”), for a purchase price of $10.00 per Private Placement Unit (the “Unit Price”), each Private Placement Unit comprised of one share of Class A common stock of the Company, par value $0.0001 per share (“Common Stock”), and one-half of one warrant, each whole warrant exercisable to purchase one share of Common Stock (each whole warrant, a “Warrant”). The shares of Common Stock underlying the Private Placement Units (excluding the Warrant Shares (as defined below)) are hereinafter referred to as the “Private Shares.” The Warrants underlying the Private Placement Units are hereinafter referred to as the “Private Warrants.” The shares of Common Stock underlying the Private Warrants are hereinafter referred to as the “Warrant Shares.” The Private Placement Units, the Private Shares, the Private Warrants and the Warrant Shares, collectively, are hereinafter referred to as the “Securities.” Each Private Warrant is exercisable to purchase one share of Common Stock at an exercise price of $11.50, subject to the adjustments as set forth in the Warrant Agreement (as defined below), during the period commencing on the later of (i) twelve (12) months from the date of the closing of the IPO and (ii) 30 days following the consummation of the Company’s initial business combination (the “Business Combination”), as such term is defined in the registration statement in connection with the IPO, as amended at the time it becomes effective (the “Registration Statement”), filed with the Securities and Exchange Commission (“SEC”), and expiring on the fifth anniversary of the consummation of the Business Combination (provided that so long as the Private Warrants are held by the Subscribers, their respective designees or affiliates, the Subscribers, and their respective designees or affiliates will not be permitted to exercise such Private Warrants after the five year anniversary of the effective date of the Registration Statement).

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Subscribers hereby agree as follows:

1.	Agreement to Subscribe.

1.1.            Purchase and Issuance of the Private Placement Units. Upon the terms and subject to the conditions of this Agreement, each Subscriber hereby agrees to purchase from the Company, and the Company hereby agrees to sell to each Subscriber, on the Initial Closing Date (as defined below) the number of Base Units set forth next to each Subscriber’s name on Schedule A hereto in consideration of the payment of the Base Purchase Price (as defined below).

1.2.            Purchase Price for Base Units. As payment in full for the Base Units being purchased under this Agreement, each Subscriber shall pay the amount set forth next to each Subscriber’s name on Schedule A hereto (the “Base Purchase Price”), by wire transfer of immediately available funds or by such other method as may be reasonably acceptable to the Company, to the trust account established in connection with the IPO (the “Trust Account”) at a financial institution to be chosen by the Company, maintained by Continental Stock Transfer & Trust Company, acting as trustee (“Continental”), on or prior to the Initial Closing Date.

1.3.            Purchase and Issuance of Additional Units. Upon the terms and subject to the conditions of this Agreement, each Subscriber hereby agrees to purchase from the Company, and the Company hereby agrees to sell to each Subscriber, up to the amount of Additional Units set forth on Schedule A hereto in consideration of the payment of the Overallotment Purchase Price (as defined below) and in the same proportion as the amount of the Overallotment Option that is exercised.

1.4.            Purchase Price for Additional Units. As payment in full for the Additional Units, each Subscriber shall pay the Unit Price per Additional Unit (the “Overallotment Purchase Price”), by wire transfer of immediately available funds or by such other method as may be reasonably acceptable to the Company, to the Trust Account at a financial institution to be chosen by the Company, maintained by Continental, on each Overallotment Closing Date.

1.5.            Closings. The closing of the purchase and sale of the Base Units (the “Initial Closing”) shall take place simultaneously with the closing of the IPO on the date of the closing of the IPO (the “Initial Closing Date”). The closing of the purchase and sale of the Additional Units, if applicable, shall take place on the date of the closing of each exercise of the Overallotment Option, and concurrently with the closing thereof, or on such earlier time and date as may be mutually agreed by the Company and the Subscribers (each such date, an “Overallotment Closing Date” and such closing date, together with the Initial Closing Date, the “Closing Dates” and each, a “Closing Date”). On each Closing Date, the Company shall, at its option, deliver to each Subscriber the certificates representing the Securities purchased by such Subscriber or effect such delivery in book-entry form. The closings of the Base Units and the Additional Units shall take place virtually at the offices of DLA Piper LLP (US), 2525 East Camelback Road, Esplanade II, Phoenix, Arizona 85016, or such other place as may be mutually agreed upon by the parties hereto.

1.6.            Conditions to Closing. The obligation of the Subscribers to purchase and pay for the Private Placement Units as provided herein shall be subject to the satisfaction of the conditions set forth in Section 5 of the Underwriting Agreement, dated the date hereof (the “Underwriting Agreement”), by and between the Company and Nomura, as representative of the several underwriters named therein.

1.7.            Termination. This Agreement and each of the obligations of the undersigned shall be null and void and without effect if the Initial Closing does not occur on prior to December 15, 2021 or if the Underwriting Agreement is terminated for any reason.

2.	Representations and Warranties of the Subscribers.

Each Subscriber represents and warrants to the Company, severally but not jointly, as of the date hereof and each applicable Closing Date, that:

2.1.            No Government Recommendation or Approval. Subscriber understands that no federal or state agency has passed upon or made any recommendation or endorsement of the Company or the Sale of the Securities.

2.2.            Accredited Investor. Subscriber represents that it is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), and acknowledges that the sale contemplated hereby is being made in reliance, among other things, on a private placement exemption to “accredited investors” under the Securities Act and similar exemptions under state law.

2.3.            Intent. Subscriber is purchasing the Securities solely for investment purposes, for Subscriber’s own account (and/or for the account or benefit of its members or affiliates, as permitted, pursuant to the terms hereof), and not with a view to the distribution thereof and Subscriber has no present arrangement to sell the Securities to or through any person or entity except as may be permitted hereunder. The Subscriber shall not engage in hedging transactions with regard to the Securities unless in compliance with the Securities Act.

2.4.            Restrictions on Transfer. Subscriber acknowledges and understands the Private Placement Units are being offered in a transaction not involving a public offering in the United States within the meaning of the Securities Act. The Securities have not been registered under the Securities Act and, if in the future Subscriber decides to offer, resell, pledge or otherwise transfer the Securities, such Securities may be offered, resold, pledged or otherwise transferred only pursuant to (i) an effective registration statement filed under the Securities Act, (ii) an exemption from registration under Rule 144 promulgated under the Securities Act, if available, or (iii) any other available exemption from the registration requirements of the Securities Act, and in each case in accordance with any applicable securities laws of any state or any other jurisdiction. Notwithstanding the foregoing, Subscriber acknowledges and understands the Securities are subject to transfer restrictions as described in Section 7 hereof. Subscriber agrees that if any transfer of its Securities or any interest therein is proposed to be made, as a condition precedent to any such transfer, Subscriber may be required to deliver to the Company an opinion of counsel satisfactory to the Company with respect to such transfer. Absent registration or another available exemption from registration, Subscriber agrees it will not resell the Securities (unless otherwise permitted pursuant to the terms hereof). Subscriber further acknowledges that because the Company is a shell company, Rule 144 may not be available to Subscriber for the resale of the Securities until the one year anniversary following consummation of the Business Combination of the Company, despite technical compliance with the requirements of Rule 144 and the release or waiver of any contractual transfer restrictions.

2.5.            Sophisticated Investor.

(a) Subscriber is sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in the Securities.

(b) Subscriber is aware that an investment in the Securities is highly speculative and subject to substantial risks because, among other things, (i) the Securities are subject to transfer restrictions and have not been registered under the Securities Act and therefore cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available and (ii) Subscriber has waived its redemption rights with respect to the Securities as set forth in Section 5 hereof, and the Securities held by the Subscriber are not entitled to, and have no right, interest or claim to any monies held in the Trust Account, and accordingly Subscriber may suffer a loss of a portion or all of its investment in the Securities. Subscriber is able to bear the economic risk of its investment in the Securities for an indefinite period of time.

2.6.            Organization and Authority. Subscriber is duly organized, validly existing and in good standing under the laws of its state of incorporation or formation and it possesses all requisite power and authority necessary to carry out the transactions contemplated by this Agreement.

2.7.            Authority. This Agreement has been validly authorized, executed and delivered by Subscriber and is a valid and binding agreement enforceable in accordance with its terms, subject to the general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors’ rights generally.

2.8.            No Conflicts. The execution, delivery and performance of this Agreement and the consummation by Subscriber of the transactions contemplated hereby do not violate, conflict with or constitute a default under (i) Subscriber’s charter documents, (ii) any agreement or instrument to which Subscriber is a party or (iii) any law, statute, rule or regulation to which Subscriber is subject, or any agreement, order, judgment or decree to which Subscriber is subject.

2.9.            No Legal Advice from Company. Subscriber acknowledges it has had the opportunity to review this Agreement and the transactions contemplated by this Agreement and the other agreements entered into between the parties hereto with Subscriber’s own legal counsel and investment and tax advisors. Except for any statements or representations of the Company made in this Agreement and the other agreements entered into between the parties hereto, Subscriber is relying solely on such counsel and advisors and not on any statements or representations of the Company or any of its representatives or agents for legal, tax or investment advice with respect to this investment, the transactions contemplated by this Agreement or the securities laws of any jurisdiction.

2.10.            Reliance on Representations and Warranties. Subscriber understands the Private Placement Units are being offered and sold to Subscriber in reliance on exemptions from the registration requirements under the Securities Act, and analogous provisions in the laws and regulations of various states, and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of Subscriber set forth in this Agreement in order to determine the applicability of such provisions.

2.11.            No General Solicitation. Subscriber is not subscribing for the Private Placement Units as a result of or subsequent to any general solicitation or general advertising, including but not limited to any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio, or presented at any seminar or meeting or in the Registration Statement.

2.12.            Legend. Subscriber acknowledges and agrees the book-entries evidencing each of the Securities shall bear a restrictive legend (the “Legend”), in form and substance substantially as set forth in Section 4 hereof.

3.	Representations, Warranties and Covenants of the Company.

The Company represents and warrants (as of the date hereof and each applicable Closing Date) to, and agrees with, the Subscribers, as of each applicable Closing Date, that:

3.1.            Valid Issuance of Capital Stock. The total number of shares of all classes of capital stock which the Company has authority to issue is 100,000,000 shares of Common Stock, 50,000,000 shares of Class B Common Stock, $0.0001 par value per share (the “Class B Common Stock”), and 1,000,000 shares of preferred stock, $0.0001 par value per share (“Preferred Stock”). As of the date hereof, the Company has issued and outstanding 3,125,000 shares of Class B Common Stock (of which up to 250,000 shares are subject to forfeiture as described in the Registration Statement), no shares of Common Stock and no shares of Preferred Stock. All of the issued shares of capital stock of the Company have been duly authorized, validly issued, and are fully paid and non-assessable.

3.2.            Title to Securities. Upon issuance in accordance with, and payment pursuant to, the terms hereof and that certain warrant agreement (the “Warrant Agreement”) to be entered into between the Company and Continental, as warrant agent, as the case may be, each of the Private Placement Units, Private Shares, Private Warrants and Warrant Shares will be duly and validly issued, fully paid and non-assessable. On the date of issuance of the Private Placement Units and Warrant Shares shall have been reserved for issuance. Upon issuance in accordance with, and payment pursuant to, the terms hereof and the Warrant Agreement, as the case may be, the Subscribers will have or receive good title to the Private Placement Units, Private Shares and Private Warrants, free and clear of all liens, claims and encumbrances of any kind, other than (i) transfer restrictions hereunder and (ii) transfer restrictions under federal and state securities laws.

3.3.            Organization and Qualification. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power to own its properties and assets and to carry on its business as now being conducted.

3.4.            Authorization; Enforcement. (i) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and to issue the Securities in accordance with the terms hereof, (ii) the execution, delivery and performance of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action, and no further consent or authorization of the Company or its Board of Directors or stockholders is required, and (iii) this Agreement constitutes valid and binding obligations of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization, or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by equitable principles of general application and except as enforcement of rights to indemnity and contribution may be limited by federal and state securities laws or principles of public policy.

3.5.            No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Company of the transactions contemplated hereby do not (i) result in a violation of the Company’s certificate of incorporation or by-laws, (ii) conflict with, or constitute a default under any agreement or instrument to which the Company is a party or (iii) any law statute, rule or regulation to which the Company is subject or any agreement, order, judgment or decree to which the Company is subject. Other than any SEC or state securities filings which may be required to be made by the Company subsequent to the Closing Dates, and any registration statement which may be filed pursuant thereto, the Company is not required under federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or self-regulatory entity in order for it to perform any of its obligations under this Agreement or issue the Private Placement Units, Private Shares, Private Warrants or Warrant Shares in accordance with the terms hereof.

3.6.            Additional Representations and Warranties. The representations and warranties of the Company set forth in the Underwriting Agreement are hereby incorporated herein and are true and correct with the same force and effect as though expressly made herein as of the date hereof.

4.	Legends.

4.1.            Legend. The Company will issue the Private Placement Units, Private Shares and Private Warrants, and when issued, the Warrant Shares, purchased by each Subscriber in the name of such Subscriber. The Securities will bear the following Legend and appropriate “stop transfer” instructions:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND SUCH LAWS WHICH, IN THE OPINION OF COUNSEL FOR THIS CORPORATION, IS AVAILABLE.”

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO LOCKUP PURSUANT TO A PRIVATE PLACEMENT UNIT SUBSCRIPTION AGREEMENT AMONG LIONHEART III CORP NOMURA SECURITIES INTERNATIONAL, INC., NORTHLAND SECURITIES, INC. AND DREXEL HAMILTON, LLC AND MAY ONLY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED DURING THE TERM OF THE LOCKUP PURSUANT TO THE TERMS SET FORTH IN THE UNIT SUBSCRIPTION AGREEMENT.”

4.2.            Subscribers’ Compliance. Nothing in this Section 4 shall affect in any way each Subscriber’s obligations and agreements to comply with all applicable securities laws upon resale of the Securities.

4.3.            Company’s Refusal to Register Transfer of the Securities. The Company shall refuse to register any transfer of the Securities, if in the sole judgment of the Company such purported transfer would not be made (i) pursuant to an effective registration statement filed under the Securities Act, or pursuant to an available exemption from the registration requirements of the Securities Act and (ii) in compliance herewith.

4.4.            Registration Rights. The Subscribers will be entitled to certain registration rights which will be governed by a registration rights agreement (“Registration Rights Agreement”) to be entered into among the Subscribers, the Company and others, on or prior to the effective date of the Registration Statement.

5.	Waiver of Liquidation Distributions.

In connection with the Securities purchased pursuant to this Agreement, the Subscribers hereby waive any and all right, title, interest or claim of any kind in or to any distributions of the amounts in the Trust Account with respect to the Securities, whether (i) in connection with the exercise of redemption rights if the Company consummates the Business Combination, (ii) in connection with any tender offer conducted by the Company prior to a Business Combination, (iii) upon the Company’s redemption of shares of Common Stock sold in the Company’s IPO upon the Company’s failure to timely complete the Business Combination or (iv) in connection with a stockholder vote to approve an amendment to the Company’s amended and restated certificate of incorporation, (A) to modify the substance or timing of the Company’s obligation to redeem 100% of the Company’s public shares if the Company does not timely complete the Business Combination or (B) with respect to any other provision relating to stockholders’ rights or pre-Business Combination activity. In the event any Subscriber purchases shares of Common Stock in the IPO or in the aftermarket, any additional shares so purchased shall be eligible to receive the redemption value of such shares of Common Stock upon the same terms offered to all other purchasers of Common Stock in the IPO in the event the Company fails to consummate the Business Combination.

6.            Terms of Private Warrants. Each Private Warrant shall have the terms set forth in the Warrant Agreement.

7.	Lock-Up Period.

7.1.            Each Subscriber agrees that it shall not Transfer any Securities until 30 days following the consummation of the Business Combination; provided, however, that Transfers of Securities are permitted (i) to the Company’s officers or directors, any affiliates or family members of any of the Company’s officers or directors, any members of the Company’s sponsor, or any affiliates of the Company’s sponsor; (ii) in the case of an individual, by gift to a member of one of the members of the individual’s immediate family or to a trust, the beneficiary of which is a member of one of the individual’s immediate family, an affiliate of such person or to a charitable organization; (iii) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (iv) in the case of an individual, pursuant to a qualified domestic relations order; (v) by private sales or transfers made in connection with any forward purchase agreement or similar arrangement or in connection with the consummation of the Business Combination at prices no greater than the price at which the shares or warrants were originally purchased; (vi) in the event of the Company’s liquidation prior to the completion of the Business Combination; (vii) by virtue of the laws of Delaware or Company’s sponsor’s limited liability company agreement upon dissolution of the Company’s sponsor; or (viii) in the case of a Subscriber, to such Subscriber’s affiliates or any entity controlled by such Subscriber, provided, however, that in the case of clauses (i) through (v), (vii) or (viii), these permitted transferees must enter into a written agreement with the Company agreeing to be bound by the Transfer restrictions herein.

7.2.            For purposes of Section 7.1, the term “Transfer” shall mean the (i) sale of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder with respect to, any of the Securities, (ii) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the Securities, whether any such transaction is to be settled by delivery of such Securities, in cash or otherwise, or (iii) public announcement of any intention to effect any transaction specified in clause (i) or (ii).

7.3.            In addition to the restrictions on transfer described in Section 7.1, each Subscriber acknowledges and agrees that the Private Placement Units and their component parts and the related registration rights will be deemed compensation by the Financial Industry Regulatory Authority (“FINRA”) and will therefore, pursuant to Rule 5110(e) of the FINRA Manual, be subject to lock-up for a period of 180 days immediately following the date of commencement of sales in the IPO, subject to FINRA Rule 5110(e)(2). Additionally, the Private Placement Units and their component parts and the related registration rights may not be sold, transferred, assigned, pledged or hypothecated during the foregoing 180 day period following the effective date of the Registration Statement except to any underwriter or selected dealer participating in the IPO and the bona fide officers or partners of any Subscriber and any such participating underwriter or selected dealer. Additionally, the Private Placement Units and their component parts and the related registration rights will not be the subject of any hedging, short sale, derivative, put or call transaction that would result in the economic disposition of such securities by any person for a period of 180 days immediately following the date of effectiveness or commencement of sales in the IPO.

8.	Terms of the Private Placement Units and Private Warrants.

8.1.            The Private Placement Units and their component parts are substantially identical to the units to be offered in the IPO except that: (i) the Private Placement Units and component parts are subject to the transfer restrictions described in Section 7 hereof, (ii) the Private Warrants may not be exercised after the five year anniversary of the effective date of the Registration Statement and (iii) the Private Placement Units and component parts are being purchased pursuant to an exemption from the registration requirements of the Securities Act and will become freely tradable only after the expiration of the lockup described above in clause (i) and they are registered pursuant to the Registration Rights Agreement or an exemption from registration is available, and the restrictions described above in clause (i) has expired.

8.2.            The Subscribers agree that if the Company seeks stockholder approval of a Business Combination, then in connection with such Business Combination, each Subscriber shall not redeem any Private Shares owned by such Subscriber in connection with such stockholder approval.

9.	Governing Law; Jurisdiction; Waiver of Jury Trial.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York for agreements made and to be wholly performed within such state. The parties hereto hereby waive any right to a jury trial in connection with any litigation pursuant to this Agreement and the transactions contemplated hereby.

10.	Assignment; Entire Agreement; Amendment.

10.1.            Assignment. Neither this Agreement nor any rights hereunder may be assigned by any party to any other person other than by a Subscriber to a person agreeing to be bound by the terms hereof, including the transfer restrictions contained in Section 7 hereof.

10.2.            Entire Agreement. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter thereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.

10.3.            Amendment. Except as expressly provided in this Agreement, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by all of the parties hereto.

10.4.            Binding upon Successors. This Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and permitted assigns.

11.	Notices.

11.1.            Notices. Unless otherwise provided herein, any notice or other communication to a party hereunder shall be sufficiently given if in writing and personally delivered or sent by facsimile or other electronic transmission with copy sent in another manner herein provided or sent by courier (which for all purposes of this Agreement shall include Federal Express or other recognized overnight courier) or mailed to said party by certified mail, return receipt requested, at its address provided for herein or such other address as either may designate for itself in such notice to the other. Communications shall be deemed to have been received when delivered personally, on the scheduled arrival date when sent by next day or 2nd-day courier service, or if sent by facsimile upon receipt of confirmation of transmittal or, if sent by mail, then three days after deposit in the mail. If given by electronic transmission, such notice shall be deemed to be delivered (i) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (ii) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (1) such posting and (2) the giving of such separate notice; and (iii) if by any other form of electronic transmission, when directed to the stockholder.

12.	Counterparts; Electronic Signatures.

This Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument. The words “execution,” “signed,” “signature,” and words of like import in this Agreement or in any other certificate, agreement or document related to this Agreement shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

13.	Survival; Severability.

13.1.            Survival. The representations, warranties, covenants and agreements of the parties hereto shall survive the Closing Dates.

13.2.            Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

14.	Headings.

The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the date first set forth above.

COMPANY:

LIONHEART III CORP

By:	/s/ Ophir Sternberg
Name: Ophir Sternberg
Title: Chairman, President and Chief Executive Officer

SUBSCRIBERS:

NOMURA SECURITIES INTERNATIONAL, INC.

By:	/s/ James Chenard
Name: James Chenard
Title: Managing Director

NORTHLAND SECURITIES, INC.

By:	/s/ Mike Grondahl
Name: Mike Grondahl
Title: Head of Institutional Sales, Research and Trading

DREXEL HAMILTON, LLC

By:	/s/ Edward W. Sanok
Name: Edward W. Sanok
Title: Chief Compliance Officer

[Signature Page to Private Placement Unit Subscription Agreement]

Schedule A

Subscriber	Base Units		Base Purchase Price	Maximum Additional Units
Nomura Securities International, Inc.	97,750		$977,500.00	8,500
Northland Securities, Inc.	13,800		138,000.00	1,200
Drexel Hamilton, LLC	3,450		34,500.00	300
Total		$